UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026 (March 8, 2026)

PLUM ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42472	98-1795710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2021 Fillmore St. #2089 San Francisco, California	94115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 529-7125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	PLMKU	Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share, included as part of the units	PLMK	Nasdaq Global Market
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PLMKW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2026, Plum Acquisition Corp. IV, a Cayman Islands exempted company (which will transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation prior to the Closing (as defined below)) (“Plum IV”), entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Plum IV, Plum IV Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Plum IV (“Merger Sub”), and Controlled Thermal Resources Holdings Inc., a Delaware corporation (the “Company”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Company”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Transactions.” The Company, Merger Sub, and Plum IV are referred to herein individually as a “Party” and, collectively, as the “Parties.” The combined company’s business will continue to operate through the Company. This Current Report on Form 8-K (this “Current Report”) provides a summary of the Business Combination Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Transactions. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms of these agreements, as applicable, copies of which are filed as Exhibits 2.1, 10.1, 10.2, and 10.3 to this Current Report and are incorporated by reference into this Current Report.

The Business Combination Agreement and the Transactions were approved by the board of directors of Plum IV and the board of directors of the Company.

Business Combination Agreement

The below description of the Business Combination Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties, and covenants that the parties to the Business Combination Agreement made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties, and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Plum IV, the Company, or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants, and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants, and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants, and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Plum IV’s or the Company’s public disclosures.

The Domestication

At least two (2) business days prior to the Closing Date (as defined below), subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, Plum IV will transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation (“Domesticated Plum IV”) in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended, and Part 12 of the Companies Act (as revised) of the Cayman Islands (such continuation and domestication, the “Domestication”).

By virtue of the Domestication upon its effectiveness, (a) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of Plum IV (each a “Class A Ordinary Share”) (other than any Class A Ordinary Share included in the Cayman Purchaser Units (as defined in the Business Combination Agreement)) shall convert automatically, on a one-for-one basis, into one (1) share of common stock of Domesticated Plum IV (the “Domesticated Purchaser Common Stock”); (b) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of Plum IV (each a “Class B Ordinary Share”) shall convert automatically, on a one-for-one basis, into one (1) share of Class B common stock of Domesticated Plum IV (the “Domesticated Purchaser Class B Common Stock”); (c) each then issued and outstanding warrant of Plum IV (other than any Cayman Purchaser Public Warrants (as defined in the Business Combination Agreement)) included in the Cayman Purchaser Units) (each a “Cayman Purchaser Warrant”) shall convert automatically into a warrant to acquire one (1) share of Domesticated Purchaser Common Stock (each a “Domesticated Purchaser Warrant”), pursuant to the Warrant Agreement (as defined in the Business Combination Agreement); and (d) each then issued and outstanding Cayman Purchaser Unit shall be cancelled and will thereafter entitle the holder thereof to one (1) share of Domesticated Purchaser Common Stock and one-half of one (1) Domesticated Purchaser Warrant, in each case without any action on the part of Plum IV, Merger Sub, the Company or any holder of securities of any of the foregoing.

The Merger and Consideration

Following the Domestication, at the Effective Time (as defined in the Business Combination Agreement), by virtue of the Merger, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one (1) share of common stock, par value $0.0001 per share, of the Surviving Company.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, at the Effective Time:

(i)	each share of common stock of the Company (the “Company Common Stock”) issued and outstanding (or deemed to be issued and outstanding under the terms of the Business Combination Agreement) immediately prior to the Effective Time, except for (a) shares held by Plum IV or Merger Sub (or any subsidiaries of Plum IV), (b) shares held by the Company as treasury stock, if any (each share covered in subclause (a) and (b), an “Excluded Share”), (c) shares held by stockholders who have properly exercised and not withdrawn appraisal rights under Delaware law (the “Dissenting Shares”), and (d) shares of the Company Common Stock issued pursuant to an award of restricted stock that is, as of immediately prior to the Closing Date, subject to a substantial risk of forfeiture and is not transferable (the “Company Restricted Shares”), will be cancelled and converted into the right to receive the Per Share Merger Consideration (as defined in the Business Combination Agreement);

(ii)	each Excluded Share shall be automatically cancelled and retired without any conversion thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)	each option to purchase shares of the Company Common Stock (the “Company Option”) that is outstanding immediately prior to the Effective Time will be automatically assumed by Domesticated Plum IV and converted into an option to purchase a number of shares of Domesticated Purchaser Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Exchange Ratio (as defined in the Business Combination Agreement), at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio;

(iv)	each award of the Company Restricted Shares (the “Company Restricted Share Award”) that is outstanding immediately prior to the Effective Time will be automatically assumed by Domesticated Plum IV such that each Company Restricted Share Award will be converted into an award for a number of restricted shares of Domesticated Purchaser Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Restricted Shares and (y) the Exchange Ratio; and

(v)	each warrant to purchase shares of the Company Common Stock (the “Company Warrant”) that is outstanding immediately prior to the Effective Time will be automatically assumed by the Domesticated Plum IV such that, as of the Effective Time, each Company Warrant shall instead be converted into a warrant to purchase a number of shares of Domesticated Purchaser Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock issuable upon exercise of such Company Warrant and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Company Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio.

The Class B Conversion

At the Effective Time, by virtue of the Merger and the applicable provisions of the certificate of incorporation of Domesticated Plum IV (the “Domesticated Purchaser Charter”), each share of Domesticated Purchaser Class B Common Stock then issued and outstanding shall be automatically cancelled and extinguished and converted into one (1) share of Domesticated Purchaser Common Stock.

The Redemption

Plum IV will provide an opportunity to the holders of its Class A Ordinary Shares to have their shares redeemed on the terms and conditions set forth in the Business Combination Agreement and the amended and restated memorandum and articles of association of Plum IV (the “Redemption”). Subject to receipt of the approval of the Business Combination Agreement by the Plum IV shareholders, Plum IV will carry out the Redemption at the Effective Time in accordance with the Cayman Purchaser Articles and the Domesticated Purchaser Charter.

The Closing

The closing of the Merger (the “Closing”) will occur at a time and date to be specified in writing by the Parties, but in no event later than three (3) business days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Business Combination Agreement, or at such other date, time, or place as Plum IV and the Company may agree. The date of such Closing is referred to as the “Closing Date.”

The Earnout

The holders of Company Common Stock (other than Company Restricted Shares) immediately prior to the Effective Time (such holders, the “Company Stockholders”) shall have the right to receive, in the aggregate, up to 100,000,000 additional shares of Domesticated Purchaser Common Stock (such shares, the “Earnout Shares”) during the ten-year period after the Closing Date (the “Earnout Period”).

During the Earnout Period, the Domesticated Purchaser shall issue, and the Company Stockholders shall have the right to receive their respective portion of the Earnout Shares as follows:

(i)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP (as defined in the Business Combination Agreement) for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $12.50 per share;

(ii)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $15.00 per share;

(iii)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $17.50 per share;

(iv)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $20.00 per share;

(v)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $22.50 per share;

(vi)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $25.00 per share;

(vii)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $27.50 per share; and

(viii)	An aggregate of 12,500,000 Earnout Shares shall be issued if the VWAP for the Domesticated Purchaser Common Stock for any 20 trading days during any 30 consecutive trading days equals or is greater than $30.00 per share.

Stock Exchange Listing

From and after the Closing, the Parties intend to list only the Domesticated Purchaser Common Stock and the Domesticated Purchaser Warrants on the Nasdaq Stock Market LLC (“Nasdaq”) or the New York Stock Exchange, as applicable (the “Applicable Exchange”).

The Post-Closing Board of Directors and Executive Officers

The board of directors of Domesticated Plum IV following the Closing (the “Post-Closing Board”) will consist of five (5) directors consisting of (i) four (4) directors who are designated prior to the Closing by the Company and are reasonably acceptable to Plum IV, at least two (2) of whom shall qualify as an “independent director” under the Applicable Exchange rule, with one (1) such director serving as Chairman of the Post-Closing Board, and (ii) one (1) director designated by Plum IV prior to the Closing, who shall qualify as an “independent director” under the Applicable Exchange rules, and who shall be reasonably acceptable to the Company.

Proxy Statement and Registration Statement

As promptly as practicable after the execution of the Business Combination Agreement and receipt by Plum IV of any audited or unaudited financial statements of the Company that are required by applicable law to be included in the Proxy Statement/Prospectus (as defined below), (x) Plum IV and the Company will jointly prepare and Plum IV will file with the SEC, mutually acceptable materials, including the proxy statement to be filed with the SEC as part of the registration statement and sent to Plum IV’s shareholders in connection with the shareholder meeting to approve the Business Combination Agreement (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”), and (y) Plum IV will prepare (with the Company and its representatives’ reasonable cooperation) and file with the SEC a registration statement on Form S-4 (the “Registration Statement”), in which the Proxy Statement will be included as a prospectus (the “Proxy Statement/Prospectus”), to register the Domesticated Purchaser Common Stock issued in connection with the Merger under the Securities Act of 1933, as amended (the “Securities Act”). The filing fees payable to the SEC in connection with the Proxy Statement/Prospectus will be paid by the Company and borne 50% by the Company and 50% by Plum IV. Plum IV will convene and hold an extraordinary general meeting of Plum IV shareholders (the “Plum IV Shareholders’ Meeting”) as promptly as practicable after the date on which the Proxy Statement/Prospectus becomes effective (but in any event no later than thirty (30) business days after the date on which the Proxy Statement is declared effective) for the purpose of voting solely upon (a) the adoption and approval of the Business Combination Agreement in accordance with applicable law and exchange rules and regulations, (b) approval of the Domestication, (c) adoption of the Post-Closing Charter and Post-Closing Bylaws (as defined in the Business Combination Agreement), (d) approval of the issuance of shares of Domesticated Purchaser Common Stock, (e) approval of the adoption by Domesticated Plum IV of the Equity Incentive Plan (as defined below), (f) appointment of the director nominees comprising the Post-Closing Board described above, (g) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto and (h) adoption and approval of any other proposals as reasonably agreed by Plum IV and the Company to be necessary or appropriate in connection with the Transactions (such proposals in (a) through (h), together, the “Transaction Proposals”). The board of directors of Plum IV will recommend to the shareholders of Plum IV that they approve the Transaction Proposals and will include such recommendation in the Proxy Statement.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties to the Business Combination Agreement with respect to, among other things, (a) organization and standing, (b) authorization and binding agreement, (c) capitalization, (d) subsidiaries, (e) no conflict; consents and filings, (f) financial statements, (g) undisclosed liabilities, (h) absence of certain changes, (i) compliance with laws, (j) government contracts, (k) permits, (l) litigation, (m) material contracts, (n) intellectual property, (o) taxes and returns, (p) real property, (q) personal property, (r) employee matters, (s) benefits plans and (t) environmental matters.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Transactions and efforts to satisfy the conditions to consummate the Transactions.

Equity Plan

Plum IV and the Company will use commercially reasonable efforts to agree to a form of equity incentive plan that provides for grants of equity-based incentive awards to eligible service providers of the Company (the “Equity Incentive Plan”). If such Equity Incentive Plan is in agreed form prior to the effective date of the Registration Statement, Plum IV will, prior to the Closing Date, adopt such Equity Incentive Plan and submit it for approval of the Plum IV shareholders at the Plum IV Shareholders’ Meeting. The Equity Incentive Plan will have an initial share reserve equal to approximately ten percent (10%) of Domesticated Purchaser Common Stock (on a fully diluted basis), immediately following the Effective Time. The Equity Incentive Plan will include an “evergreen” provision, pursuant to which, on the first day of each calendar year, commencing with the first calendar year following the year in which the Effective Time occurs, the number of shares reserved for issuance under the Equity Incentive Plan will automatically increase by two and a half percent (2.5%) of the total number of shares of Domesticated Purchaser Common Stock outstanding on such date (on a fully diluted basis), unless otherwise determined by the Post-Closing Board.

Exclusivity Restrictions

Pursuant to the terms of the Business Combination Agreement, from the date of the Business Combination Agreement to the Closing or, if earlier, the termination of the Business Combination Agreement in accordance with its terms, each Party has agreed, among other things, not to, without the prior written consent of the Company and Plum IV, directly or indirectly, (i) solicit, assist, initiate, continue or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal (as defined in the Business Combination Agreement), (ii) furnish any non-public information regarding such Party or its affiliates or their respective businesses, operations, assets, liabilities, financial condition, prospects or employees to any person or group (other than a Party to the Business Combination Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any person or group with respect to, or that is intended or could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

PIPE Investment

From time to time following the execution and delivery of the Business Combination Agreement and prior to the Closing, Plum IV may enter into subscription agreements on forms mutually acceptable to the Company and Plum IV (the “PIPE Subscription Agreements”) with investors (the “PIPE Investors”) pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors will agree to make a private investment in Domesticated Plum IV (such investments, the “PIPE Investment”).

Plum IV and the Company will use its reasonable best efforts to satisfy or cause to be satisfied the conditions of the closing obligations contained in any PIPE Subscription Agreements and consummate the transactions contemplated thereby, including using its reasonable best efforts to enforce its rights, as applicable, under such PIPE Subscription Agreements to cause the other parties to such PIPE Subscription Agreement, as applicable, to pay to (or as directed by) Domesticated Plum IV the applicable purchase price under such PIPE Subscription Agreement in accordance with its terms. Unless otherwise approved in writing by each of Plum IV and the Company, neither Plum IV nor the Company shall, following execution of any PIPE Subscription Agreement, amend, modify, supplement, waive or terminate, or agree or provide consent to amend, modify, supplement, waive or terminate (the approval from Plum IV or the Company, not to be unreasonably withheld, conditioned or delayed), any provision or remedy under, or any replacement of, such PIPE Subscription Agreement, other than, in each case, any assignment or transfer contemplated in such PIPE Subscription Agreement or expressly permitted by such PIPE Subscription Agreement (without any further amendment, modification or waiver to such assignment or transfer provision).

At the Closing, the Sponsor will fund, or cause PIPE Investors to fund, at least $15,000,000 in the PIPE Investment on the same terms as the PIPE Subscription Agreements.

Bridge Note

Plum IV will use its reasonable best efforts to, within five (5) business days following the date that Plum IV receives the Material Consents (as defined in the Business Combination Agreement), deliver to the Company binding subscription agreements executed by investors with respect to a convertible note financing on terms and conditions to be mutually agreed by Plum IV and the Company, for an aggregate principal amount of at least $10,000,000, which shall be funded on the delivery of such executed subscription agreements; provided, however, that for the sole purpose of termination of the Business Combination Agreement (as described below), a failure to so fund shall not be deemed a breach of such covenant by Plum IV if Plum IV funds, or causes to be funded, at least $10,000,000 within ten (10) days after the delivery of such executed subscription agreements.

Issuance to Non-Redeeming Holders

In connection with the Closing, Purchaser shall issue an aggregate of up to 2,000,000 shares of Domesticated Purchaser Common Stock (such shares, the “Non-Redemption Shares”) to certain Purchaser Shareholders (each, a “Non-Redeeming Holder”) who, in connection with any shareholder meetings of Purchaser, enter into non-redemption agreements (each, a “Non-Redemption Agreement”) with Purchaser and/or Sponsor pursuant to which such Non-Redeeming Holder agrees to (a) not exercise their Redemption rights with respect to any Purchaser Class A Ordinary Shares beneficially owned by such Non-Redeeming Holder on the date of such Non-Redemption Agreement and (b) not sell, encumber or otherwise transfer such Purchaser Class A Ordinary Shares prior to the Closing. For the avoidance of doubt, the Non-Redemption Shares shall be in addition to (and not part of) the Aggregate Merger Consideration

Conditions to Closing

The consummation of the Transactions is subject to the receipt of the requisite approval of the shareholders of Plum IV and stockholders of the Company, and the fulfillment of certain other conditions, as described in greater detail below.

Mutual Conditions to Closing

Under the Business Combination Agreement, the obligations of the Parties to consummate the Transaction are subject to the satisfaction or written waiver (where permissible) of certain conditions, including: (i) no adverse law or order has been entered into that would make the Business Combination Agreement, or the Transactions, illegal or otherwise prevent or prohibit consummation of the Transactions; (ii) the Registration Statement has been declared effective by the SEC and remains effective as of the Closing; (iii) receipt of the conditional approval for the listing of Domesticated Purchaser Common Stock on the Applicable Exchange upon the Closing; and (iv) expiration of the waiting period (and any extensions thereof) under the HSR Act (as defined in the Business Combination Agreement) and any other Antitrust Laws (as defined in the Business Combination Agreement) and receipt of any approval required under any other Antitrust Laws.

The Company’s Conditions to Closing

The obligations of the Company to consummate the Transactions are further subject to the satisfaction or written waiver (where permissible) of additional conditions, including: (i) the truth and accuracy of the representations and warranties of Plum IV and Merger Sub, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by Plum IV and Merger Sub with their respective agreements and covenants under the Business Combination Agreement; (iii) no Purchaser Material Adverse Effect (as defined in the Business Combination Agreement) having occurred; (iv) the Domestication having been completed and evidence thereof, to the Company’s reasonable satisfaction, having been delivered to the Company; (v) the Available Closing Cash (as defined in the Business Combination Agreement) will not be less than $100,000,000; and (vi) the delivery by Plum IV of certain Ancillary Documents (as defined in the Business Combination Agreement) to the Company.

Plum IV and Merger Sub’s Conditions to Closing

The obligations of Plum IV and Merger Sub to consummate the Merger are further subject to the satisfaction or written waiver (where available) of additional conditions, including: (i) the truth and accuracy of the representations and warranties of the Company, subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by the Company with its agreements and covenants under the Business Combination Agreement; (iii) no Company Material Adverse Effect (as defined in the Business Combination Agreement) having occurred; (iv) the Pre-Closing Reorg (as defined in the Business Combination Agreement) having been effectuated to the reasonable satisfaction of Plum IV and (v) the delivery by the Company of certain Ancillary Documents to Plum IV.

Termination

The Business Combination Agreement may be terminated by Plum IV or the Company under certain circumstances as follows:

(i)	by mutual written consent of Plum IV and the Company;

(ii)	by the Company if there has been a Modification in Recommendation (as defined in the Business Combination Agreement) or by Plum IV if there has been a Company Board Recommendation Change (as defined in the Business Combination Agreement);

(iii)	by written notice by Plum IV or the Company if any of the conditions to the Closing set forth in Article VII of the Business Combination Agreement have not been satisfied or waived by December 31, 2026 (the “Outside Date”), subject to certain exceptions;

(iv)	by written notice by either Plum IV or the Company if a governmental authority has issued an order prohibiting the transactions contemplated by the Business Combination Agreement, subject to certain exceptions;

(v)	by written notice to Plum IV from the Company if there is any breach of any representation, warranty, covenant or agreement on the part of Plum IV or Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty shall have become untrue or inaccurate, in any case, such that the conditions specified in the Business Combination Agreement with respect to the truth and accuracy of representations and warranties or material compliance of the performance of covenants would not be satisfied at the Closing, and such breach or inaccuracy is incapable of being cured or is not cured within the earlier of (a) twenty (20) days after written notice of such breach or inaccuracy is provided to Plum IV or (b) the Outside Date, subject to certain exceptions;

(vi)	by written notice to the Company from Plum IV if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Business Combination Agreement, or if any representation or warranty shall have become untrue or inaccurate, in any case, such that the conditions specified in the Business Combination Agreement with respect to the truth and accuracy of representations and warranties or material compliance of the performance of covenants would not be satisfied at the Closing, and such breach or inaccuracy is incapable of being cured or is not cured within the earlier of (a) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (b) the Outside Date, such that the conditions specified would not be satisfied at the Closing, subject to certain exceptions;

(vii)	by written notice by either the Company or Plum IV if the Plum IV Shareholders’ Meeting has been held (including any adjournment or postponement thereof), has concluded, Plum IV shareholders have duly voted, and the Plum IV Shareholder Approval (as defined in the Business Combination Agreement) was not obtained;

(viii)	by written notice to the Company from the Plum IV if (a) the conditions to obligations of the Company to consummate the Transactions have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), (b) the Company fails to consummate the Transactions on or prior to the date on which the Closing is required to occur pursuant to the terms of the Business Combination Agreement, (c) Plum IV shall have confirmed in writing to the Company that it is ready, willing and able to proceed and (d) the Company fails to effect the Closing within ten (10) business days following delivery of such confirmation;

(ix)	by written notice to Plum IV from the Company if (a) the conditions to obligations of Plum IV and Merger Sub to consummate the Transactions have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), (b) Plum IV fails to consummate the Transactions on or prior to the date on which the Closing is required to occur pursuant to the terms of the Business Combination Agreement, (c) the Company shall have confirmed in writing to Plum IV that it is ready, willing and able to proceed and (d) Plum IV fails to effect the Closing within ten (10) business days following delivery of such confirmation;

(x)	by Plum IV if the Company does not obtain the Company Stockholder Approval (as defined in the Business Combination Agreement) and such failure to obtain the Company Stockholder Approval is not cured within the earlier to occur of (a) ten (10) days after written notice of such failure is provided to the Company, and (b) the Outside Date, subject to certain exceptions;

(xi)	by Plum IV if the Company does not deliver certain audited or unaudited financial statements of the Company within thirty (30) days following the applicable deadlines described in the Business Combination Agreement and such failure to deliver such financial statements is not cured within the earlier to occur of (a) ten (10) days after written notice of such failure is provided to the Company, and (b) the Outside Date, subject to certain exceptions; and

(xii)	by Plum IV if the Company does not deliver the Material Consents (as defined in the Business Combination Agreement) by May 7, 2026, subject to certain exceptions.

The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report, and incorporated herein by reference.

Transaction Support Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, Plum IV and certain stockholders of the Company, who collectively have the right to cast at least 60% of the votes entitled to be cast at a special meeting of the Company’s stockholders (collectively, the “Supporting Company Stockholders”), have executed the Transaction Support Agreement, dated March 8, 2026 (the “Transaction Support Agreement”), pursuant to which the Supporting Company Stockholders have agreed, among other things, to vote all of their shares of the Company Common Stock in favor of adopting and approving the Business Combination Agreement, the Ancillary Documents, and the Transactions (including the Merger).

The Supporting Company Stockholders have further agreed, subject to the Closing, to the termination of any of their rights under any agreement providing for redemption rights, put rights, purchase rights, or similar rights that are not generally available to all stockholders, effective immediately prior to the Closing, and agree that prior thereto, the Supporting Company Stockholders will not exercise such rights in any manner inconsistent with the Business Combination Agreement or otherwise reasonably likely to interfere with, delay, impede, frustrate or prevent the consummation of the Merger.

The Transaction Support Agreement restricts the Supporting Company Stockholders from, among other things, directly or indirectly, (a) selling, assigning, transferring (including by operation of law), creating any lien or pledge, disposing of, or otherwise encumbering any of the shares or otherwise, or agreeing to do any of the foregoing, except if pursuant to the Business Combination Agreement or to another stockholder bound by the terms of the Transaction Support Agreement; (b) depositing any shares into a voting trust or entering into a voting agreement or arrangement or granting any proxy or power of attorney with respect thereto that is inconsistent with the Transaction Support Agreement; and (c) entering into any contract, option or other arrangement or undertaking with respect to the direct acquisition or sale, assignment, transfer or other disposition of any shares, except as set forth in the Business Combination Agreement or the Transaction Support Agreement.

The foregoing description of the Transaction Support Agreement is qualified in its entirety by reference to the full text of the Transaction Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, and incorporated herein by reference.

Registration Rights Agreement

In connection with the Transactions, simultaneously with the Closing, Domesticated Plum IV and certain holders named therein will enter into at the Closing an amended and restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) that amends and restates the Registration Rights Agreement, dated January 14, 2025, by and among Plum IV, Plum Partners IV, LLC (the “Sponsor”) and certain other security holders named therein (the “Original Registration Rights Agreement”), pursuant to which, among other things, (i) Domesticated Plum IV will agree to file, as soon as practicable (and in any event within thirty (30) calendar days) following the Closing Date, a registration statement covering the resale of certain equity securities of Domesticated Plum IV held by the Sponsor and such other securityholders parties thereto; and (ii) such holders of registrable securities will be granted certain takedown, demand, block trade and piggyback registration rights with respect to their registrable securities, in each case, on the terms and subject to the conditions set forth in the Amended and Restated Registration Rights Agreement.

The foregoing description of the form of Amended and Restated Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Amended and Restated Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report, and incorporated herein by reference.

Lock-Up Agreement

In connection with the Transactions, simultaneously with the Closing, Domesticated Plum IV, the Company, the Sponsor and certain stockholders of the Company named therein (such holders, collectively, the “Lock-Up Parties”) will enter into a Lock-Up Agreement regarding the securities of Domesticated Plum IV (the “Lock-Up Agreement”).

The Lock-Up Agreement will provide that, during the applicable Lock-Up Period (as defined in the Lock-Up Agreement), subject to certain exceptions, the Lock-Up Parties will not, with respect to the Lock-Up Securities (as defined in the Lock-Up Agreement), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to, any security, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii).

The foregoing description of the form of Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report, and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Transactions, Plum IV and the Company intend to file with the SEC the Registration Statement, which will include a preliminary proxy statement of Plum IV as well as a preliminary prospectus relating to the offer of securities to be issued to the stockholders of the Company. After the Registration Statement is declared effective, a definitive proxy statement and other relevant documents will be mailed to shareholders of Plum IV as of the record date to be established for voting on the Transactions and other matters as described in the Proxy Statement/Prospectus. Plum IV will also file other documents regarding the Transactions with the SEC. This Current Report does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF PLUM IV AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH PLUM IV’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUM IV, the Company AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or to be filed with the SEC by Plum IV, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Plum Acquisition Corp. IV, 2021 Fillmore St., #2089, San Francisco, California 94115, Attention: Kanishka Roy, or by email at plumir@icrinc.com.

Participants in the Solicitation

Plum IV, the Company and their respective directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from Plum IV’s shareholders in connection with the Transactions. A list of the names of such directors and executive officers and information regarding their interests in the Transactions and their ownership of Plum IV’s securities is, or will be, contained in Plum IV’s filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Plum IV’s shareholders in connection with the Transactions, including the names and interests of the Company’s directors and executive officers, will be set forth in the Proxy Statement/Prospectus, which is expected to be filed by Plum IV and the Company with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This Current Report is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Plum IV or the Company, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Current Report is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report and the exhibits attached hereto contain certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Transactions and the parties thereto. All statements contained in this Current Report other than statements of historical fact, including, without limitation, statements regarding the Transactions between Plum IV and the Company; the anticipated benefits and timing of the Transactions; expected trading of the combined company’s securities on the Nasdaq; the building of the Company’s flagship Hell’s Kitchen Project; the anticipated benefits and timing of the Company’s flagship Hell’s Kitchen Project, the combined company’s future financial performance; the ability of the combined company to execute its business strategy, its market opportunity and positioning; and other statements regarding management’s intentions, beliefs, or expectations with respect to the combined company’s future performance, are forward-looking statements.

Forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on the current expectations and assumptions of Plum IV and the Company and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Transactions and any definitive agreements with respect thereto; (3) the inability to complete the Transactions, including due to failure to obtain approval of the shareholders of Plum IV and the Company or other conditions to closing; (4) the risk that the Transactions may not be completed by Plum IV’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Plum IV; (5) the inability to maintain the listing of Plum IV’s securities or to obtain or maintain the listing of the combined company’s securities on the Nasdaq, the New York Stock Exchange, or another national securities exchange following the Transactions; (6) the risk that the Transactions disrupts the Company’s current plans, business relationships, performance, operations and business generally as a result of the announcement and consummation of the Transactions; (7) the risk that the price of the combined company’s securities may be volatile due to a variety of factors, including changes in laws, regulations, technologies, natural disasters, geopolitical tensions, and macro-economic and social environments affecting its business; (8) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Transactions; (10) changes in applicable laws or regulations; (11) risks related to the Company’s business, including fluctuations in demand and prices for lithium and other critical minerals, competition within the industry, the risks inherent in development projects and exploration activities, potential delays or cost overruns in capital expenditures, the ability to secure necessary raw materials, compliance with regulatory requirements, environmental and safety obligations, economic and market conditions, and political or geopolitical developments; and (12) other risks detailed from time to time in Plum IV’s filings with the SEC, including the Registration Statement and related documents filed or to be filed in connection with the Transactions.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Plum IV’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, subsequent Quarterly Reports on Form 10-Q and the Registration Statement and Proxy Statement/Prospectus that will be filed by Plum IV and the Company, and other documents filed by Plum IV from time to time with the SEC, as well as the list of risk factors included herein. These filings identify and address other important risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Additional risks and uncertainties not currently known or that are currently deemed immaterial may also cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation and do not intend to update or revise these forward-looking statements, each of which is made only as of the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1†	Business Combination Agreement, dated March 8, 2026, by and among Plum Acquisition Corp. IV, Plum IV Merger Sub Inc. and Controlled Thermal Resources Holdings Inc.
10.1†	Transaction Support Agreement, dated March 8, 2026, by and among Plum Acquisition Corp. IV and certain stockholders of Controlled Thermal Resources Holdings Inc. party thereto.
10.2	Form of Registration Rights Agreement.
10.3	Form of Lock-Up Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2026	PLUM ACQUISITION CORP. IV

	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	Chief Executive Officer